EXHIBIT 14.3





               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the caption "Independent Auditors" in the Proxy Statement/Prospectus of RBC Large Cap Equity Fund ("the Large Cap Equity Fund"), a separate series of RBC Funds, Inc. relating to the acquisition of the assets of David L. Babson Growth Fund, Inc. into the Large Cap Equity Fund in this Registration Statement (Form N-14), filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young, LLP

Kansas City, Missouri
December 15, 2003